As filed with the Securities and Exchange Commission on May 1, 2007

Registration No. 333-118922

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADVANCED MEDICAL OPTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0986820
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

1700 E. St. Andrew Place

Santa Ana, California 92705

(714) 247-8200

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

Aimee S. Weisner

Executive Vice President, General Counsel and Secretary

1700 E. St. Andrew Place

Santa Ana, California 92705

(714) 247-8200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, Of Agent For Service)

With Copy To:

Brian J. McCarthy, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

(213) 687-5000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: This Post-Effective Amendment deregisters those securities that remain unsold hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY STATEMENT

This Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-3 originally filed on September 10, 2004, as amended by Amendment No. 1 thereto filed on October 1, 2004 (as amended, the “Registration Statement”) is being filed to deregister:

•	any and all of the $350,000,000 aggregate principal amount of the 2 1/2% Convertible Senior Subordinated Notes due July 15, 2024 (the “Notes”) of Advanced Medical Optics, Inc. (the “Company”), and

•	any and all shares of the Company’s common stock, $0.01 par value per share, issuable upon conversion of the Notes,

that remain unsold under the Registration Statement as of the date hereof.

The Registration Statement was initially filed in accordance with a registration rights agreement, dated as of June 22, 2004 (the “Registration Rights Agreement”), among the Company, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and Banc of America Securities LLC, on behalf of the initial purchasers named in Schedule I thereto. This Post-Effective Amendment No. 1 is being filed in accordance with the Registration Rights Agreement and the Company’s undertaking set forth in Part II, Item 17(A)(3) of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana, State of California, on this 1st day of May, 2007.

ADVANCED MEDICAL OPTICS, INC

By:	/s/ Aimee S. Weisner
Aimee S. Weisner
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated, on May 1, 2007.

	* James V. Mazzo	President, Chief Executive Officer, Chairman of the Board and Director
(Principal Executive Officer)
*
	Richard A. Meier	Executive Vice President of Operations and Finance and Chief Financial Officer (Principal Financial Officer)
*
	Robert F. Gallagher	Vice President and Controller (Principal Accounting Officer)
*
	Christopher G. Chavez	Director
*
	Elizabeth H. Dávila	Director
*
	William J. Link, Ph.D.	Director
*
	Michael A. Mussallem	Director

	Deborah J. Neff	Director
*
	James O. Rollans	Director

* By:	/s/ Aimee S. Weisner
Aimee S. Weisner
As attorney-in-fact under power of attorney granted in Registration Statement previously filed on September 10, 2004.